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                                                                     Exhibit 9.1

                              ANTEX BIOLOGICS INC.

                                IRREVOCABLE PROXY
                                       AND
                              STANDSTILL AGREEMENT

         Each of the undersigned Harbor Trust, the Blech Family Trust, Chassman Graphics, Inc., The Biotech Consulting Group, Incorporated, each a stockholder of Antex Biologics Inc. ("Antex"), hereby grants to V.M. Esposito, in his capacity as the Chairman and Chief Executive Officer of Antex (or, if he shall cease to be the Chairman and Chief Executive Officer of Antex, to such person who shall be the Chairman of Antex when from time to time the proxy granted hereby may be exercised), an irrevocable proxy to vote, or to execute and deliver written consents or to take any similar actions with respect to, all of the shares of capital stock of Antex now or hereafter owned (either beneficially or of record) by the undersigned and by any "affiliate" of the undersigned as such term is defined under the Securities Exchange Act of 1934, as amended (the "Covered Shares"). The holder of this irrevocable proxy shall be entitled to exercise this proxy to the same extent and with the same effect as the undersigned might or could do under any applicable law governing the rights and powers of shareholders of a Delaware corporation, subject to the express conditions that (i) on each matter submitted to the vote of the stockholders of Antex, the Covered Shares (to the extent that they have voting rights in connection with the matter) shall be voted (either for, against or abstain) with respect of such matter in the same proportion as the votes cast by all of the holders of shares (other than (i) the holders of the Covered Shares and (ii) a director or officer of Antex or any of their affiliates) that are entitled to vote on the matter and (ii) in the case of a consent solicitation, a consent shall be granted with respect to the same proportion of the Covered Shares as
(i) the number of shares (other than Covered Shares) consenting to the matter bears to (ii) the total number of outstanding shares entitled to consent to the matter (the "Irrevocable Proxy")

         Each of the undersigned stockholders further understands that this Irrevocable Proxy is being granted in accordance with provisions of Section 212(e) of the Delaware General Corporation Law, and that it is coupled with interest in Antex by reason of the proxy holder's position as an officer and a stockholder of Antex.

         Each of the undersigned stockholders hereby affirms that this Irrevocable Proxy is given as a condition to the listing by Antex of its common stock (the "Common Stock") on the American Stock Exchange, and each of the undersigned stockholders acknowledges that it will derive substantial benefits from the listing of the Common Stock on the American Stock Exchange.

         This Irrevocable Proxy shall be of no force or effect until the listing of the Common Stock on the American Stock Exchange shall occur.

         This Irrevocable Proxy shall terminate and shall be of no further force or effect on the earlier to occur of (i) the Common Stock ceases to be listed on the American Stock Exchange, if at the time of the delisting thereof the Common Stock is not listed on another national securities


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exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market (or
either of their successors) and (ii) as to any Covered Shares at the time such Covered Shares are sold by the undersigned to unaffiliated third party.

         Each of the undersigned Harbor Trust, the Blech Family Trust, Chassman Graphics, Inc., The Biotech Consulting Group, Incorporated hereby agrees that, for so long as the Common Stock of Antex is listed on the American Stock Exchange, Inc. any other national securities exchange (i) it will not directly or indirectly purchase or otherwise acquire and (ii) it will not cause or permit any "affiliate" of it (as such term is defined under the Securities Exchange Act of 1934, as amended) to directly or indirectly purchase or otherwise acquire, and the undersigned David Blech hereby agrees that he will not directly or indirectly purchase or otherwise acquire, and he will not cause or permit any member of his family to directly or indirectly purchase or otherwise acquire, in all such cases any shares of Common Stock of Antex, or any instrument convertible into, or exchangable or exercisable for, any shares of Common Stock of Antex (the "Standstill Agreement"). This Standstill Agreement shall remain in full force and effect for so long as the Common Stock continues to be listed on the American Stock Exchange, any other national securities exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market (or any of their successors).

         Dated this 11th day of August 2000.
                                                /s/ David Blech
                                                ---------------
                                                David Blech

                                                HARBOR TRUST

                                                /s/ Mordachai Jofen
                                                -------------------
                                                By:
                                                Name:
                                                Title:

                                                BLECH FAMILY TRUST

                                                /s/ David Blech
                                                ---------------
                                                By:
                                                Name:
                                                Title:

                                                CHASSMAN GRAPHICS, INC.

                                                /s/ Margie Chassman
                                                -------------------
                                                By:
                                                Name:
                                                Title:

                                                THE BIOTECH CONSULTING GROUP,
                                                  INCORPORATED
                                                /s/ David Blech
                                                ---------------
                                                By:
                                                Name:
                                                Title: